SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [   ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[   ]           Preliminary Proxy Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]           Definitive Proxy Statement
[   ]           Definitive Additional Materials
[X]           Soliciting Material Under Rule 14a-12

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DILLARD’S, INC.
(Name of Registrant as Specified in Its Charter)
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BARINGTON COMPANIES EQUITY PARTNERS, L.P., BARINGTON COMPANIES
 INVESTORS, LLC, BARINGTON INVESTMENTS, L.P., BARINGTON COMPANIES
 ADVISORS, LLC, BARINGTON COMPANIES OFFSHORE FUND, LTD., BARINGTON
 OFFSHORE ADVISORS II, LLC, BARINGTON CAPITAL GROUP, L.P., LNA CAPITAL
 CORP., JAMES A. MITAROTONDA, RJG CAPITAL PARTNERS, L.P., RJG CAPITAL
 MANAGEMENT, LLC, RONALD J. GROSS, CLINTON MULTISTRATEGY MASTER
 FUND, LTD., CLINTON SPECIAL OPPORTUNITIES MASTER FUND, LTD., CLINTON
 MAGNOLIA MASTER FUND, LTD., CLINTON LEXINGTON MASTER FUND, L.P.,
 CLINTON GROUP, INC., GEORGE E. HALL, CHARLES M. ELSON, ERIC S. SALUS AND
 NICK WHITE
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
_____________________________________________________________________________

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.

[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[   ]           Fee paid previously with preliminary materials.

[   ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

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FOR IMMEDIATE RELEASE                                                                                                                                                      MEDIA CONTACT:
March 19, 2008                                                                                                                                                        Somna Maraj
                                           Edelman
                                                                                           (212) 704-8175

BARINGTON GROUP ANNOUNCES PROXY CONTEST
TO ELECT FOUR DIRECTORS TO THE BOARD OF DILLARD’S, INC.

New York, NY, March 19, 2008 – Barington Capital Group, L.P. announced today that one of its affiliates has notified Dillard’s, Inc. (NYSE: DDS) of its intention to nominate four persons for election to the Board of Directors of the Company at the Company’s 2008 Annual Meeting of Stockholders.  The Annual Meeting is currently scheduled to be held on May 17, 2008, with a record date of March 31, 2008.  Barington represents a group of investors (the “Barington Group”), which includes Clinton Group, Inc. and certain of its affiliates, that collectively beneficially owns approximately 5.6% of the outstanding Class A Common Stock of the Company.

The Barington Group believes that the Company’s vast value potential is not being realized and lacks confidence in the ability of Dillard’s current Board, which is composed of directors with an average tenure of almost 20 years, to improve shareholder value.  Dillard’s stock price has fallen by approximately 54% from June 30, 2007 through the close of trading on March 18, 2008, erasing more than $1.6 billion in shareholder value.  In addition, Dillard’s same store sales growth rate has lagged its peer group by an average of nearly 400 basis points per annum over the past five years and the Company has not posted an increase in annual same store sales since 1999.  Moreover, Dillard’s has the third worst corporate governance profile of all the companies in the Standard & Poor’s 500 Index, as measured by Institutional Shareholder Services.

The Barington Group believes that if the Company were more effectively managed it would be worth substantially more than its current stock price.  As a result, Barington has nominated a slate of four highly qualified individuals for election to the Company’s 12-member Board of Directors.  If elected, the Barington Group’s nominees intend to work constructively with the other members of the Dillard’s Board (who are elected by members of the Dillard family by virtue of their control of the Company’s Class B Common Stock) to seek to improve the Company’s operations, profitability, corporate governance and share price performance.

The Barington nominees are:

James A. Mitarotonda – Mr. Mitarotonda, 53, is the Chairman, President and Chief Executive Officer of Barington Capital Group, L.P.  Barington and its principals have substantial experience helping improve shareholder value as an investor in a number of retail, apparel and footwear companies.  Mr. Mitarotonda currently serves as a director of A. Schulman, Inc., The Pep Boys – Manny, Moe & Jack and Griffon Corporation.

Charles M. Elson – Mr. Elson, 48, is a leading expert in the area of corporate governance.  Mr. Elson has been the Edgar S. Woolard, Jr. Professor of Corporate Governance and the Director of the John L. Weinberg Center for Corporate Governance at the University of Delaware since 2000.  Mr. Elson is currently a member of the Board of Directors of AutoZone, Inc. and HealthSouth Corporation. He also serves on the Advisory Board of the National Association of Corporate Directors and is Vice Chairman of the ABA Business Law Section’s Committee on Corporate Governance.

Nick White – Mr. White, 63, has more than 30 years experience in the retail industry.  From 1973 through 2000, Mr. White held a number of executive and management level positions at Wal-Mart Stores, Inc., including Executive Vice President and General Manager of Wal-Mart’s Supercenter division and Executive Vice President and General Manager of Sam's Wholesale Club.   Among other accomplishments, Mr. White is credited with helping pioneer total quality management with vendors at Wal-Mart Stores.  Mr. White is a director of The Pep Boys – Manny, Moe & Jack and is a member of the Board of Advisors of Williams Foods, Inc.  He has also served as a director of Playtex Products, Inc. and Gold Toe Brands, Inc.  Mr. White is currently President and Chief Executive Officer of White & Associates, a consulting firm he founded in 2000 that provides services to retailers, suppliers and private equity firms interested in investigating acquisition or investment opportunities in the retail sector.

Eric S. Salus – Mr. Salus, 54, has more than 25 years of experience in the retail industry. From 1997 to 2005, Mr. Salus held a variety of senior executive positions at Federated Department Stores, including President of Macy’s Home Store and President of Bon Macy’s, a department store with 52 stores in five states.  Prior to that, he held a variety of merchandising and marketing management positions with Dick’s Sporting Goods and May Department Stores.  Mr. Salus is a member of the Board of Directors of Ashworth, Inc. and Oneida Ltd.  Mr. Salus is currently the President and Chief Executive Officer of Salus and Associates, a consulting firm that he founded in 2006 that provides services to retailers and wholesalers.

About Barington Capital Group:

Barington Capital Group, L.P. is an investment firm that, through its affiliates, primarily invests in undervalued, small and mid-capitalization companies.  Barington and its principals are experienced value-added investors who have taken active roles in assisting companies in creating or improving shareholder value.

About Clinton Group:

Clinton Group, Inc. is a diversified asset management company, which was formed in 1991 as a registered investment adviser.  Throughout its fifteen-year history, Clinton Group has created a risk/return profile in several distinct strategies based primarily on the extraction of relative value and the capturing of arbitrage opportunities.  Currently, Clinton Group manages approximately $6 billion in assets.

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Barington Companies Equity Partners, L.P. intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and an accompanying WHITE proxy card to be used to solicit votes for the election of its nominees at the 2008 Annual Meeting of Stockholders of Dillard’s, Inc., a Delaware corporation.

The following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation:  Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Investments, L.P., Barington Companies Advisors, LLC, Barington Companies Offshore Fund, Ltd., Barington Offshore Advisors II, LLC, Barington Capital Group, L.P., LNA Capital Corp., James A. Mitarotonda, RJG Capital Partners, L.P., RJG Capital Management, LLC, Ronald J. Gross, Clinton Multistrategy Master Fund, Ltd., Clinton Special Opportunities Master Fund, Ltd., Clinton Magnolia Master Fund, Ltd., Clinton Lexington Master Fund, L.P., Clinton Group, Inc., George E. Hall, Charles M. Elson, Eric S. Salus and Nick White.

BARINGTON COMPANIES EQUITY PARTNERS, L.P. STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ SUCH PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION.  SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, STOCKHOLDERS MAY ALSO OBTAIN A COPY OF THE PROXY STATEMENT, WHEN FILED, WITHOUT CHARGE, BY CONTACTING BARINGTON’S PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR PROXY@MACKENZIEPARTNERS.COM.

INFORMATION REGARDING THE DIRECT OR INDIRECT INTERESTS OF CERTAIN PARTIES ANTICIPATED TO BE, OR WHO MAY BE DEEMED TO BE, PARTICIPANTS IN SUCH POTENTIAL PROXY SOLICITATION IS AVAILABLE IN THE SCHEDULE 14A FILED BY BARINGTON COMPANIES EQUITY PARTNERS, L.P. AND OTHERS WITH THE SEC ON MARCH 19, 2008, A COPY OF WHICH MAY BE OBTAINED AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

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CERTAIN INFORMATION CONCERNING PARTICIPANTS

INFORMATION REGARDING THE DIRECT OR INDIRECT INTERESTS OF CERTAIN PARTIES ANTICIPATED TO BE, OR WHO MAY BE DEEMED TO BE, PARTICIPANTS IN THE POTENTIAL PROXY SOLICITATION IS AS FOLLOWS:

As of March 18, 2008, Barington Companies Equity Partners, L.P. beneficially owns an aggregate of 656,030 shares of Class A common stock, par value $0.01 per share (the “Common Stock”) of the Dillard’s, Inc., which includes 88,200 shares of Common Stock subject to call options, representing approximately 0.92% of the shares of Common Stock presently outstanding based upon the 71,155,347 shares of Common Stock reported by the Company to be issued and outstanding as of December 1, 2007 in its Form 10-Q filed with the SEC on December 5, 2007 (the “Issued and Outstanding Shares”).  As of March 18, 2008, Barington Investments, L.P. beneficially owns 434,307 shares of Common Stock, which includes 58,200 shares of Common Stock subject to call options, representing approximately 0.61% of the Issued and Outstanding Shares.  As of March 18, 2008, Barington Companies Offshore Fund, Ltd. beneficially owns 1,144,532 shares of Common Stock, which includes 153,600 shares of Common Stock subject to call options, representing approximately 1.61% of the Issued and Outstanding Shares.  As the general partner of Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC may be deemed to beneficially own the 656,030 shares of Common Stock beneficially owned by Barington Companies Equity Partners, L.P., which includes 88,200 shares of Common Stock subject to call options, representing approximately 0.92% of the Issued and Outstanding Shares.  As the general partner of Barington Investments, L.P., Barington Companies Advisors, LLC may be deemed to beneficially own the 434,307 shares of Common Stock beneficially owned by Barington Investments, L.P., which includes 58,200 shares of Common Stock subject to call options, representing approximately 0.61% of the Issued and Outstanding Shares.  As the investment advisor to Barington Companies Offshore Fund, Ltd., Barington Offshore Advisors II, LLC may be deemed to beneficially own the 1,144,532 shares of Common Stock beneficially owned by Barington Companies Offshore Fund, Ltd., which includes 153,600 shares of Common Stock subject to call options, representing approximately 1.61% of the Issued and Outstanding Shares.  As the majority member of Barington Companies Investors, LLC, Barington Companies Advisors, LLC and Barington Offshore Advisors II, LLC, Barington Capital Group, L.P. may be deemed to beneficially own the 656,030 shares of Common Stock beneficially owned by Barington Companies Equity Partners, L.P., the 434,307 shares of Common Stock beneficially owned by Barington Investments, L.P. and the 1,144,532 shares of Common Stock beneficially owned by Barington Companies Offshore Fund, Ltd., constituting an aggregate of 2,234,869 shares of Common Stock, including an aggregate of 300,000 shares of Common Stock subject to call options, representing approximately 3.14% of the Issued and Outstanding Shares.  As the general partner of Barington Capital Group, L.P., LNA Capital Corp. may be deemed to beneficially own the 656,030 shares of Common Stock beneficially owned by Barington Companies Equity Partners, L.P., the 434,307 shares of Common Stock beneficially owned by Barington Investments, L.P. and the 1,144,532 shares of Common Stock beneficially owned by Barington Companies Offshore Fund, Ltd., constituting an aggregate of 2,234,869 shares of Common Stock, including an aggregate of 300,000 shares of Common Stock subject to call options, representing approximately 3.14% of the Issued and Outstanding Shares.  As the sole stockholder and director of LNA Capital Corp., James A. Mitarotonda may be deemed to beneficially own the 656,030 shares of Common Stock beneficially owned by Barington Companies Equity Partners, L.P., the 434,307 shares of Common Stock beneficially owned by Barington Investments, L.P. and the 1,144,532 shares of Common Stock beneficially owned by Barington Companies Offshore Fund, Ltd., constituting an aggregate of 2,234,869 shares of Common Stock, including an aggregate of 300,000 shares of Common Stock subject to call options, representing approximately 3.14% of the Issued and Outstanding Shares.  Mr. Mitarotonda has sole voting and dispositive power with respect to the 656,030 shares of Common Stock beneficially owned by Barington Companies Equity Partners, L.P., which includes 88,200 shares of Common Stock subject to call options, the 434,307 shares of Common Stock beneficially owned by

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Barington Investments, L.P., which includes 58,200 shares of Common Stock subject to call options, and the 1,144,532 shares of Common Stock beneficially owned by Barington Companies Offshore Fund, Ltd., which includes 153,600 shares of Common Stock subject to call options.  Mr. Mitarotonda disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

As of March 18, 2008, RJG Capital Partners, L.P. beneficially owns 11,500 shares of Common Stock, representing approximately 0.02% of the Issued and Outstanding Shares.  As the general partner of RJG Capital Partners, L.P., RJG Capital Management, LLC may be deemed to beneficially own the 11,500 shares owned by RJG Capital Partners, L.P., representing approximately 0.02% of the Issued and Outstanding Shares.  As the managing member of RJG Capital Management, LLC, which in turn is the general partner of RJG Capital Partners, L.P., Mr. Gross may be deemed to beneficially own the 11,500 shares owned by RJG Capital Partners, L.P., representing approximately 0.02% of the Issued and Outstanding Shares.  Mr. Gross has sole voting and dispositive power with respect to the 11,500 shares owned by RJG Capital Partners, L.P. by virtue of his authority to vote and dispose of such shares.  Mr. Gross disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

As of March 18, 2008, Clinton Multistrategy Master Fund, Ltd. beneficially owns 463,200 shares of Common Stock, representing approximately 0.65% of the Issued and Outstanding Shares.  As of March 18, 2008, Clinton Special Opportunities Master Fund, Ltd. beneficially owns 20,000 shares of Common Stock subject to call options, representing approximately 0.03% of the Issued and Outstanding Shares.  As of March 18, 2008, Clinton Magnolia Master Fund, Ltd. beneficially owns 1,123,500 shares of Common Stock, representing approximately 1.58% of the Issued and Outstanding Shares.  As of March 18, 2008, Clinton Lexington Master Fund, L.P. beneficially owns 149,700 shares of Common Stock, representing approximately 0.21% of the Issued and Outstanding Shares.  By virtue of investment management agreements with each of Clinton Multistrategy Master Fund, Ltd., Clinton Special Opportunities Master Fund, Ltd., Clinton Magnolia Master Fund, Ltd. and Clinton Lexington Master Fund, L.P., Clinton Group, Inc. may be deemed to beneficially own the 463,200 shares of Common Stock beneficially owned by Clinton Multistrategy Master Fund, Ltd., the 20,000 shares of Common Stock subject to call options beneficially owned by Clinton Special Opportunities Master Fund, Ltd., the 1,123,500 shares of Common Stock beneficially owned by Clinton Magnolia Master Fund, Ltd. and the 149,700 shares of Common Stock beneficially owned by Clinton Lexington Master Fund, L.P., constituting an aggregate of 1,756,400 shares of Common Stock, including an aggregate of 20,000 shares of Common Stock subject to call options, representing approximately 2.47% of the Issued and Outstanding Shares.  By virtue of his direct and indirect control of Clinton Group, Inc., Mr. Hall may be deemed to beneficially own the 463,200 shares of Common Stock beneficially owned by Clinton Multistrategy Master Fund, Ltd., the 20,000 shares of Common Stock subject to call options beneficially owned by Clinton Special Opportunities Master Fund, Ltd., the 1,123,500 shares of Common Stock beneficially owned by Clinton Magnolia Master Fund, Ltd. and the 149,700 shares of Common Stock beneficially owned by Clinton Lexington Master Fund, L.P., constituting an aggregate of 1,756,400 shares of Common Stock, including an aggregate of 20,000 shares of Common Stock subject to call options, representing approximately 2.47% of the Issued and Outstanding Shares.  By virtue of investment management agreements with each of Clinton Multistrategy Master Fund, Ltd., Clinton Special Opportunities Master Fund, Ltd., Clinton Magnolia Master Fund, Ltd. and Clinton Lexington Master Fund, L.P., Clinton Group, Inc. has the power to vote or direct the voting, and to dispose or direct the disposition, of the 463,200 shares of Common Stock beneficially owned by Clinton Multistrategy Master Fund, Ltd., the 20,000 shares of Common Stock subject to call options beneficially owned by Clinton Special Opportunities Master Fund, Ltd., the 1,123,500 shares of Common Stock beneficially owned by Clinton Magnolia Master Fund, Ltd., and the 149,700 shares of Common Stock beneficially owned by Clinton Lexington Master Fund, L.P.  By virtue of his direct and indirect control of Clinton Group, Inc., Mr. Hall is deemed to have shared voting power and shared dispositive power with respect to all shares of Common Stock as to which Clinton Group, Inc. has voting power or dispositive power.  Accordingly, Clinton Group, Inc. and Mr. Hall are deemed to have shared voting and shared dispositive power with respect to the 463,200 shares of Common Stock beneficially owned by Clinton Multistrategy Master Fund, Ltd., the 20,000 shares of Common Stock subject to call options beneficially owned by

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Clinton Special Opportunities Master Fund, Ltd., the 1,123,500 shares of Common Stock beneficially owned by Clinton Magnolia Master Fund, Ltd., and the 149,700 shares of Common Stock beneficially owned by Clinton Lexington Master Fund, L.P.  Mr. Hall disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

The persons listed above do not believe that certain of the foregoing information is called for by the Items of Schedule 14A and are disclosing it for supplemental informational purposes only.  Information with respect to each of the persons is given solely by such person and no person shall have responsibility for the accuracy or completeness of information supplied by another person.

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